SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]
Check the appropriate box:

[  ]  Preliminary Proxy Statement                 [ ]  Confidential, for use of
[X ]  Definitive Proxy Statement                       Commission only (as
[  ]  Definitive Additional Materials                  permitted by
[  ]  Soliciting Material Pursuant to                  Rule 14a-6(a)(2))
      Rule 14a-11(c) or Rule 14-12

            Property Resources Fund VI
--------------------------------------------------------------------------------
            (Name of Registrant as Specified In its Charter)

            Property Resources Fund VI
--------------------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


               1) Title of each  class  of  securities  to  which  transaction applies:

                              Limited Partnership Interests

               2) Aggregate number of securities to which transaction applies:

                              21,585

               3) Per  unit  price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

                  The proposed amount of the distribution to the Holders upon dissolution of the Registrant is $4,772,000.

               4) Proposed maximum aggregate value of transaction:

                              $4,772,000

               5) Total fee paid:

                              $318.13

[X] Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1) Amount Previously Paid:

               2) Form, Schedule or Registration Statement No.:

               3) Filing Party:

               4) Date Filed:


                       PROPERTY RESOURCES FUND VI
                             P. O. BOX 7777
                        SAN MATEO, CA 94403-7777
                             (650) 312-3000


                     CONSENT SOLICITATION STATEMENT

                             APRIL 30, 1998

                       PROPERTY RESOURCES FUND VI,
                    a California limited partnership
                           (the "Partnership")

            Solicitation of Consent to Sell the Partnership's
                   Assets and Dissolve the Partnership
                                   by

                        PROPERTY RESOURCES, INC.,
                 the general partner of the Partnership
                         (the "General Partner")
                           1800 Gateway Drive
                           San Mateo, CA 94404

To the Holders (the "Holders") of Units Representing Limited Partnership Interests of the Partnership (the "Units"):

Property Resources, Inc. (the "General Partner"), in its capacity as General Partner of Property Resources Fund VI, a California limited partnership (the "Partnership"), is proposing a sale of the Partnership's two properties, Grouse Run Apartments and Clearlake Village Apartments (together, the "Apartments"), and a subsequent dissolution, termination and winding up of the Partnership. The General Partner has listed both of the Partnership's properties for sale and intends to negotiate and consummate their sales on behalf of the Partnership upon receipt of offers which are acceptable in the sole discretion of the General Partner.

The sale of each of the Apartments and the dissolution of the Partnership following such sales is subject to the approval of Holders of record as of April 28, 1998 (the "Notice Date") holding a majority of the Units.

If the sale of the Apartments and the dissolution of the Partnership are approved, following the sale of the Apartments, the net proceeds from these sales will be disbursed in accordance with the terms of the Partnership's Limited Partnership Agreement (the "Partnership Agreement"), the remaining assets of the Partnership (if any) will be sold, the proceeds (if any) will be distributed and the Partnership will be dissolved. Based upon the General Partner's estimate of the gross purchase price for Grouse Run of $7,000,000, and for CVA of $3,500,000, the General Partner estimates that a liquidation of the Partnership would result in a distribution of approximately $221 per Unit to the Holders. There can be no assurance that the General Partner will be able to consummate sales of the Apartments at the estimated prices, or that distributions to Holders will equal the amount set forth herein.

This Consent Solicitation is made by the General Partner on behalf of the Partnership and seeks approval of the Holders of the sale of the Apartments and the subsequent dissolution, termination and winding up of the Partnership. The cost of this Consent Solicitation is being borne by the Partnership. The approximate date on which this Consent Solicitation and form of consent are first given to Holders will be April 30, 1998.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M. PACIFIC DAYLIGHT TIME ON May 20, 1998 (THE "CONSENT DATE") UNLESS EXTENDED OR TERMINATED EARLIER. CONSENTS MAY BE REVOKED AT ANY TIME UP TO THE CONSENT DATE (SEE "APPROVAL BY THE HOLDERS").

ANY QUESTIONS ABOUT THIS CONSENT SOLICITATION, FORM OF CONSENT OR REQUESTS FOR COPIES OF DOCUMENTS MAY BE DIRECTED TO THE GENERAL PARTNER, 1800 GATEWAY DRIVE, SAN MATEO, CALIFORNIA 94404, PHONE NUMBER (650) 312-5789, FACSIMILE NUMBER (650) 312-5830.

PROPOSAL

The General Partner, in its capacity as such, proposes a sale of Grouse Run Apartments, located in Oklahoma City, Oklahoma, and Clearlake Village Apartments, located in Houston, Texas. After several years of depressed real estate markets in these areas, the General Partner believes the markets for apartment complexes have improved and that a sale of the Apartments at this time will produce more favorable prices than has been possible in recent years.

If Holders of a majority of Units vote to sell the Apartments and liquidate the Partnership, the sales of Grouse Run and CVA will be consummated if, in the sole discretion of the General Partner, acceptable offers are received on the Apartments. Thereafter and subject to the terms and conditions of the Partnership Agreement, proceeds from the sales will be used first to repay all accrued expenses of the Partnership, the balance owed on the first mortgages, and any other debts owed by the Partnership including debts owed to the General Partner. Thereafter, net proceeds will be distributed to the Holders, in accordance with the terms of the Partnership Agreement, and the Partnership will be terminated. THE GENERAL PARTNER BELIEVES THE SALE OF THE APARTMENTS AND THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP AT THE PRESENT TIME IS IN THE BEST INTEREST OF THE HOLDERS AND RECOMMENDS THAT HOLDERS VOTE TO APPROVE THESE TRANSACTIONS.

THE BUSINESS

The Partnership, formed in 1982, is a limited partnership organized under the laws of the state of California. The Partnership was capitalized from the sale of units of limited partnership interests, raising initial capital of $10,796,000. The Partnership was organized for the purpose of investment in real estate.

PROPERTIES

The Partnership acquired five properties and intended to dispose of them approximately five to eight years after their acquisition. Three of these properties were located in Texas and Oklahoma. At the time of the purchases, this area's economy was booming due to a dramatic increase in oil prices and oil company employment as well as a robust construction industry. With the substantial fall in oil prices in the mid-1980s, the economic conditions of the area turned from boom to bust. With declining oil industry employment, demand for commercial real estate fell and the construction industry and its associated employment fell into a severe downturn.

The economic downturn led to lowered occupancies and rental rates at the Partnership's properties. Net cash flow from the properties turned negative and began to deplete cash reserves. Continuing cash flow deficits exhausted the Partnership's cash reserves by 1986. To avoid a possible bankruptcy of the Partnership, the General Partner agreed to loan the Partnership sufficient funds (bearing interest at the prime rate) to continue operations. In 1994, total advances peaked at over $800,000. Since then, the Partnership has generated sufficient cash flow to repay the principal portion of these advances. The accrued interest on the advances, which has not yet been repaid, now totals approximately $527,000.

In 1988, the Partnership sold one of its properties, an industrial building near San Jose, California. As part of this sale, the purchaser of this property issued a note receivable to the Partnership (the "Note
Receivable"). This Note Receivable, which has a current balance of approximately $181,000, matures in November 1999.

In 1990 it became clear that one property, Waterbury Plaza in Salt Lake City, had a value considerably less than the loan amount. No additional funds were expended to pay the debt service at this property, and it was lost to foreclosure. This foreclosure coupled with the sale in San Jose left the Partnership with three properties.

In 1993 and 1994, Space Savers mini-storage in San Antonio, Texas and Grouse Run Apartments in Oklahoma City, Oklahoma began to show signs of improvement. The loan at Space Savers was due to mature in April 1994 and the loan at Grouse Run Apartments was due to mature in December 1994. Because the General Partner believed that Grouse Run held the greatest potential for appreciation, it decided to sell Space Savers and use the proceeds to complete a loan extension/modification with the lender at Grouse Run. Both these actions were completed in 1994.

The Partnership now owns two properties: Grouse Run Apartments located in Oklahoma City, Oklahoma and Clearlake Village Apartments located in Houston, Texas.

GROUSE RUN APARTMENTS ("GROUSE RUN")

Grouse Run is a property built by the Partnership that consists of 31 two-story apartment buildings with a total of 201,524 square feet of leasable area. As of December 31, 1997, monthly rental rates ranged from $370 to $500 per unit and the occupancy rate was 93%. The General Partner negotiated a loan secured by the property in 1994 with a fixed interest rate of 9.96%, amortized on a 30-year schedule. The Note has an original principal balance of $3,884,000 and it matures on October 1, 1999.

The property was recently renovated extensively. However, as the property ages, additional capital improvements will be required to maintain the physical condition of the property. The General Partner has determined that it is in the best interests of the Holders to sell Grouse Run. The General Partner has not yet found a purchaser for Grouse Run, but estimates that its fair value is approximately $7,000,000. There can be no assurance that the General Partner will find a purchaser for Grouse Run, or that the purchaser will agree to pay the estimated value for Grouse Run.

CLEARLAKE VILLAGE APARTMENTS ("CVA")

CVA is a 174 unit apartment complex located in the Clearlake region of southeast Houston, Texas. CVA's total net rentable area is 119,580 square feet and the monthly rental rates for its apartments range from $400 to $550.

In 1996, the General Partner refinanced the loan on CVA upon the condition that CVA be owned by a single-asset entity. The General Partner and the Partnership formed Property Resources Fund VI Subsidiary, a California limited partnership (the "LP Sub") for this purpose. The General Partner is the General Partner for the LP Sub, and the Partnership is its sole limited partner. The change in ownership of CVA does not effect the economic arrangement among the Holders in the Partnership, as the net economic burdens and benefits of CVA are shared in the same manner as if the Partnership owned CVA directly.

The new loan provides that CVA is encumbered by a note and deed of trust payable in monthly installments of principal and interest through August 11, 2006. As of December 31, 1997, the principal balance of the loan was approximately $2,140,000. Monthly installments include principal amounts amortized on a 25 year schedule and interest at 8.875%. The General Partner believes that this loan will be assumed or paid off by a purchaser.

In 1996, annual revenues at CVA exceeded $850,000, up over $135,000 from 1990 and revenues rose above $860,000 in 1997. During 1997, occupancy at CVA has averaged 92%. Property values grew not only as a result of increases in revenues, but also due to a decline in "cap rates" or the yields that a potential investor requires from an investment in income property. Cap rates move in inverse relationship with property values. According to local real estate sources, cap rates on apartment properties in Houston fell .50%-1.00% since the end of 1996 and now range from 8.5 to 9.5%. Given its age, the sale cap rate for CVA is expected to be at the high end of this range.

As CVA ages, the expense of increased maintenance and major capital items may put increased demands on the Partnership's cash resources. Given the recent improvements in operations and future risks of continued ownership, the General Partner believes that a sale of CVA would yield a favorable sale price.

The Partnership also holds the Note Receivable described above secured by a property located in Campbell, California. To liquidate the Partnership in 1998, the Note Receivable must be paid off by the borrower (who is an unaffiliated third party) or sold. The General Partner has contacted the borrower and proposed that the loan be paid off. However, if the loan is not paid off, the General Partner has agreed to purchase the Note from the Partnership at its par value.

REASONS TO SELL NOW

Apartment construction in the Oklahoma City metro area has finally resumed after years of dormancy. Local real estate sources indicate that twelve new apartment complexes are being built in the metropolitan area, among them several upscale complexes. Although total revenues at Grouse Run rose 48% from 1991 to 1996 and in 1997 rose an additional 7% over 1996, the General Partner expects that competition from these new projects will negatively impact Grouse Run's operating income.

Similarly, Houston has experienced modest levels of new apartment construction over the past two years, and there appears to be a significant increase in supply on the horizon. According to local real estate brokers, as of October 1997, there were approximately 11,000 apartment units under construction or permitted in the Houston area. These sources have identified an additional 8,700 units in the planning stages. In 1996, Houston absorbed 7,500 units and is estimated to absorb an additional 8,500 units in 1997. The total supply in Houston is approximately 400,000 apartment units and recently the vacancy rate for apartments has hovered around 8%. As additional units are added to the market, occupancy rates and rental rates may be negatively impacted. A fall in rental rates and occupancy could also effect the demand for apartment properties from potential buyers.

As described above, apartment revenues for Grouse Run and CVA have increased substantially in 1997. The market for investment in apartments in Oklahoma City and Houston appears to be active. The General Partner believes favorable sales prices can be achieved this year for Grouse Run and CVA. Additional apartment construction in Oklahoma City and Houston could lead to future increases in vacancy and slower growth in revenues. Given these risks and the improved market for apartment sales, THE GENERAL PARTNER BELIEVES THAT THE SALE OF GROUSE RUN AND CVA IS IN THE BEST INTEREST OF THE HOLDERS AND RECOMMENDS THAT HOLDERS VOTE TO APPROVE THE SALES AND THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP.

IF SALES ARE COMPLETED

Based upon (i) an estimated gross purchase price for Grouse Run of $7,000,000 and (ii) an estimated gross purchase price for CVA of $3,500,000, the General Partner estimates that the sale of the Apartments will result in a total net sale price of approximately $10,185,000 after third party selling commissions and closing costs estimated at 3%. These sale proceeds first will be used to pay any accrued expenses and Partnership liabilities, including the accrued interest on the General Partner advances (as described above) totaling $527,000.

A provision of the Partnership Agreement requires the General Partner upon dissolution of the Partnership to contribute to the Partnership an amount equal to the balance of its negative capital account. As of December 31, 1997 and given the estimates of sales price and net proceeds described above, this provision of the Partnership Agreement will require the General Partner to contribute to the Partnership approximately $405,000 upon its termination. Therefore, the net amount of cash that will be received by the General Partner upon liquidation will be approximately $122,000 (subject to adjustments to capital accounts).

Based on the foregoing analysis, the General Partner estimates that approximately $4,772,000 should be available for distribution to Holders. If the sales are approved and the estimated sales prices are achieved, the estimated amount of distributions to be received by each Holder upon liquidation of the Partnership is approximately as follows:

                  TOTAL AMOUNT            PER UNIT
                   $4,772,000               $221

THE AMOUNT OF THIS DISTRIBUTION IS AN ESTIMATION ONLY AND IS SUBJECT TO VARIATION DUE TO CHANGES IN THE SALE PRICE OF THE APARTMENTS AND/OR ACCRUED EXPENSES AND OTHER VARIABLES. THE ULTIMATE AMOUNT OF THE LIQUIDATING DISTRIBUTION COULD BE MORE OR LESS THAN THE AMOUNT STATED ABOVE.

IF SALES ARE NOT APPROVED

If the Holders do not approve the sales, the General Partner intends to continue to operate the Apartments until such time as another sale is proposed and approved by the Holders. The exact timing of any subsequent sale proposal will be determined by market conditions in Oklahoma City and Houston and the financial condition of the Partnership.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary of certain of the material federal income tax consequences of the sale of the Apartments and the liquidation of the Partnership, as described in this Consent Solicitation. This discussion is intended to address only those federal income tax considerations that are generally applicable to all Holders in connection with the transactions described above. The specific tax consequences of the transactions will vary for each Holder because of the different circumstances of the various Holders. This discussion is based on the Internal Revenue Code of 1986 (the "Code"), as amended, existing and proposed Treasury Regulations thereunder, and current administrative interpretations and court decisions.

It is not possible or  practical  to discuss here all aspects of federal  income tax law that may have relevance with respect to the transactions described herein based on the individual circumstances of particular Holders in light of their personal investment or tax circumstances, or to certain types of investors (including insurance companies, financial institutions or broker/dealers, tax-exempt organizations and foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The following description is general in nature, and is not exhaustive of all possible tax considerations. This analysis is not tax advice, and is not intended as a substitute for careful tax planning.

The discussion set forth below is based upon the assumption that interests in the Partnership held by the Holders constitute capital assets in the hands of such investors and that the Partnership is classified for federal income tax purposes as a partnership, rather than an association taxable as a corporation. Upon the formation of the Partnership in 1982, the Partnership received an opinion from its tax counsel, Latham & Watkins, that the Partnership was properly classified as a partnership for federal income tax purposes. The Partnership did not request a ruling from the Internal Revenue Service as to its tax status as a partnership, however. Moreover, the opinion of counsel referred to above was and is subject to the continuous satisfaction by the Partnership of certain factual conditions. If, for any reason, the Partnership is or was classified for tax purposes as an association taxable as a corporation, the tax consequences of the proposed transactions would differ materially from that described below.


TAX CONSEQUENCES OF THE PROPOSED SALES

The sale of the Apartments (or other Partnership assets) by the Partnership will be a fully taxable transaction in which the Partnership will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized on the sale (including the amount of any liabilities assumed or taken subject to by Purchaser) of the Apartments (or other assets) over (ii) the Partnership's adjusted tax basis in the Apartments (or other assets). Each Holder will be required to recognize his or her allocable share of the taxable gain or loss recognized by the Partnership, as set forth in the Partnership Agreement. To the extent the Partnership's gain or loss is treated as realized from the sale of "Section 1231" assets (i.e., real property and depreciable assets used in a trade or business and held for more than one year), each Holder would combine his or her share of gain or loss from the sale of the Partnership's Section 1231 assets with any other Section 1231 gains and losses recognized by such Holder in that year. If the result is a net loss, such loss will be characterized as an ordinary loss. If the result is a net gain, such gain will be characterized as capital gain; provided; however, that such gain will be treated as ordinary income to the extent the Holder has "non-recaptured"
Section 1231 losses. For these purposes, "non-recaptured" Section 1231 losses means a Holder's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured. In addition, a Holder's net gain will be treated as ordinary income to the extent such gain is attributable to depreciation recapture, sale of inventory or certain other items.

The Partnership may be required to withhold a portion of the distributions to be made to any Holders who fail to provide appropriate certification as to their non-foreign status or their status as a California resident.

LIQUIDATION OF THE PARTNERSHIP

In general, each Holder will recognize additional gain or loss on the liquidation of the Partnership in an amount equal to the difference (if any) between (a) the sum of (i) the amount of cash received and (ii) any reduction in such Holder's share of liabilities of the Partnership, and (b) the Holder's adjusted tax basis in his or her interest in the Partnership (including the Holder's share of Partnership liabilities and as increased or decreased by his or her share of the Partnership gain or loss from the sale of the Apartments and other assets of the Partnership). The basis of each Holder's Unit should include their allocable portion of syndication costs and other previously un-allowed deductions of approximately $58 per Unit, which were charged to the Holders' capital accounts on their prior year's Schedule K-1's.

A Holder's gain or loss (if any) will generally be capital gain or loss, and will be long-term if the Holder has held his or her interest in the Partnership for more than eighteen months.

As a result of a debt restructuring at Grouse Run in 1994, Holders were allowed to reduce their basis in the Partnership as an alternative to recognizing forgiveness of debt as ordinary income. Those Holders who made this election ("Electing Holders") will receive different tax consequences from the sale of Grouse Run and the termination of the Partnership than those who did not make the election ("Non-electing Holders"). TO DETERMINE WHICH TYPE HOLDER YOU ARE, PLEASE REFER TO YOUR TAX RECORDS OR CONSULT YOUR TAX PROFESSIONAL. In the event the Apartments are sold on the terms estimated above, it is estimated that the Holders in each class will realize the following taxable income, losses, and capital gain as a result of 1998 operations and the sale of the Apartments and termination of the Partnership (all figures per Unit):

                                                                  NON-ELECTING
                                          ELECTING HOLDERS           HOLDERS


Section 1231 taxable income from
      prior installment sale                     $  7               $  7
Ordinary taxable income on sale of Apartments    $ 45               $ 45
Capital gain on sale of Apartments               $223               $178
Gain (loss) on investment in partnership        ($ 64)             ($ 57)

In addition, the Partnership will generate ordinary taxable income (loss) from operations in 1998 that are estimated to be an immaterial amount.

The Partnership has generated passive losses from certain prior years that may not have been deducted from ordinary income. If these losses were not used in the year generated, they are then classified as SUSPENDED passive losses. The MAXIMUM amount of suspended passive losses as a result of an investment in the Partnership is estimated to be $49 per unit for Electing Holders, and $104 per unit for Non-Electing Holders, assuming that the Holder has not previously used any of them. Passive losses may have been used to offset income from forgiveness of debt by Non-Electing Holders. Unused suspended passive losses can be used to offset income and gains generated upon the sales of the Apartments and, to the extent still unused upon termination of the Partnership, can be used to offset other non-passive income, subject to the regular limitations on offsetting capital losses against ordinary income.

As relevant to this discussion, for an individual Holder, net long term capital gains (i.e., on sales of assets held for more than eighteen months) are generally subject to a maximum federal income tax rate of 20%, except that net gains realized on the sale of real estate are taxed at 25% to the extent they do not exceed the amount of depreciation deductions previously taken on the real estate for federal income tax purposes. For individuals, ordinary income and net short term capital gain are subject to a maximum federal income tax rate of 39.6%.

            HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS DESCRIBED HEREIN AND POTENTIAL CHANGES IN THE APPLICABLE LAW.

APPROVAL BY THE HOLDERS

Holders of record as of the Notice Date holding more than 50% of the Units must approve ("Majority Approval") the proposed sales as described above and the termination, dissolution and winding up of the Partnership. Each Holder shall be entitled to cast one vote for each Unit which he or she owns. The Partnership Agreement permits this vote to be taken by written consent without a meeting of the Holders.


Holders  may  vote  to  approve  or  disapprove   the  proposed  sales  and  the
termination, dissolution and winding up of the Partnership, or may abstain. Signed but unmarked Ballots returned to the General Partner will be deemed to approve the proposed sales and the termination, dissolution and winding up of the Partnership and will be deemed, pursuant to the Partnership Agreement, to have directed the General Partner to vote to approve such sales. Because Majority Approval is required, the failure to vote or a vote to abstain has the same effect as a vote to disapprove.

As of April 28, 1998, there were 1,128 Holders of record owning 21,585 Units. No person is known by the Partnership to own beneficially more than 5% of the outstanding Units, and no Units are held by the General Partner or an affiliate of the General Partner.

EXTENSION OF CONSENT DATE: TERMINATION AND AMENDMENT

The General Partner expressly reserves the right, in its sole discretion, at any time and from time to time (i) to extend the Consent Date up to 60 days from the date the first Consent Solicitation Statement was mailed or given to a Holder,
(ii) to terminate this Consent Solicitation at any time after Holders holding more than 50% of the Units have voted to approve the proposed sales and the distribution of proceeds, termination, dissolution and winding up of the Partnership, or (iii) to amend or supplement this Consent Solicitation Statement. Any extension, termination or amendment will be followed as promptly as practicable by written notice. Without limiting the manner in which the General Partner may choose to make any written notice, except as provided by applicable law, the General Partner will have no obligation to publish, advertise or otherwise communicate such notice by public announcement.

DISSENTER'S RIGHTS

Neither the Partnership Agreement nor California law provides any right for Holders to have their respective Units appraised or redeemed in connection with or as a result of this Consent Solicitation.

REVOCATION

Every consent given in accordance with this Consent Solicitation continues in full force and effect unless otherwise revoked prior to the Consent Date. Such revocation may be effected by a writing delivered to the General Partner stating that the consent is revoked or by a subsequent consent executed by a Holder and specifying that it supersedes the prior consent. The dates contained on the form of consent shall determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed. A consent is not revoked by the death or incapacity of the Holder unless, before the Consent Date, written notice of such death or incapacity is received by the General Partner.

INCORPORATION BY REFERENCE

The Partnership incorporates by reference Part I and Part II of its Form 10-K for the fiscal year ended December 31, 1997.

METHOD OF SOLICITATION

This solicitation of Consents is made by the General Partner on behalf of the Partnership. This Consent Solicitation Statement is the primary method by which the General Partner will solicit the consent of the Holders. Officers of the General Partner will be available to answer questions from Holders regarding the Consent Solicitation.

      THIS SOLICITATION OF CONSENT EXPIRES ON MAY 20, 1998,
      UNLESS EXTENDED OR TERMINATED EARLIER.

Accordingly, it is important that Holders complete and return the enclosed form of consent (or a facsimile thereof) so that it will be received before the deadline. If you have any questions regarding this Consent Solicitation or the transactions covered thereby, please contact the General Partner:

                  Property Resources, Inc.

                  By Telephone:           (650) 312-5789

                  By Facsimile:           (650) 312-3830

No other person has been authorized to give any information or to make any representation on behalf of the Partnership or the General Partner not contained herein and, if given or made, such information or representation must not be relied upon as having been authorized.

A Certification of Non-Foreign Status (the "Certification") is also enclosed with this Consent Solicitation Statement. This certification is required to be completed and returned to the General Partner in order to avoid federal income tax withholding on a Holder's distribution of proceeds from the proposed sale of the Apartments and termination of the Partnership. Regardless of whether you approve the proposed sales and termination of the Partnership or not, please complete, sign and date the Certification and return it with the completed consent. YOUR DISTRIBUTION WILL BE REDUCED AND THE REDUCED PORTION HELD BACK UNTIL YOU RETURN THE CERTIFICATION.




                                    CONSENT

                             CONSENT SOLICITATION

                                      FOR

                          PROPERTY RESOURCES FUND VI,
                       a California limited partnership
                              (the "Partnership")

               Solicitation of Consent to Sell the Partnership's
                      Assets and Dissolve the Partnership
                                      by

                           PROPERTY RESOURCES, INC.,
                    the general partner of the Partnership
                            (the "General Partner")
                         Facsimile No. (650) 312-5830
-----------------------------------------------------------------------------

FROM:       The Limited Partners of the Partnership

TO:               The General Partner

RE: Proposed sale of Grouse Run Apartments and Clearlake Village Apartments (the "Sales"), and the dissolution, termination and winding up of the Partnership as set forth in the attached Consent Solicitation Statement dated April 30, 1998

            ____ I approve the proposed Sales and the dissolution, termination and winding up of the Partnership.

            ____ I do not approve the proposed Sales and the dissolution, termination and winding up of the Partnership.

            ____              I abstain.

_______________         ________________________________
   Date                             Signature

_______________         ________________________________
   Date                             Signature

Please complete, date, sign and mail this consent promptly in the enclosed postage-paid envelope, or send the ballot by facsimile at the number set forth above.

ALL SIGNED CONSENTS WILL BE COUNTED FOR THE PROPOSAL UNLESS OTHERWISE MARKED.




                   CERTIFICATION OF NON-FOREIGN STATUS

                               INDIVIDUAL


      Under Section 1445(e) of the Internal Revenue Code, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of an interest in the entity is a foreign person.

      To inform the Limited Partners of Property Resources Fund VI that no withholding is required with respect to the undersigned(s) interest in it, I
(we)__________________________________________________________________________
hereby certify the following:

      1. I am (We are) not a nonresident alien for purposes of U.S. income taxation.

      2. My (our) U.S. taxpayer identification number (social security number) is (are)
            _________________________ and ____________________________

      3.    My (our) home address is  ________________________________________
           ___________________________________________________________________

      I (We) understand that this certification may be disclosed to the Internal Revenue Service by Property Resources Fund VI and/or its general partner and that any false statement I (we) have made here could be punished by fine, imprisonment, or both.

      Under penalties of perjury I (we) have examined this certification and to the best of my (our) knowledge and belief it is true, correct and complete.

DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Please print your name


DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Please print your name






                   CERTIFICATION OF NON-FOREIGN STATUS

                                 ENTITY


      Under Section 1445(e) of the Internal Revenue Code, Property Resources Fund VI must withhold tax with respect to certain transfers of property if a holder of an interest in the entity is a foreign person.

      To inform Property Resources Fund VI that no withholding is required with respect to the below referenced Limited Partner's interest in it, I, __________________ hereby certify on behalf of___________________ the following:
                                               Limited Partner

      1. _________________ is not a foreign corporation, foreign partnership, Limited Partner foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations):

      2.    U.S. employer identification number of ________________________is
                                                      Limited Partner
____________________________________________________________________________.

_________________________ understands that this certification may be disclosed
      Limited Partner

to the Internal Revenue Service by Property Resources Fund VI and/or its general partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign the document on behalf of _______________________.
                           Limited Partner



DATED: ____________________               ______________________________
                                          Signature

                                          ______________________________
                                          Title